UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

AquaVenture Holdings Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

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December 23, 2019

EMPLOYEE FREQUENTLY ASKED QUESTIONS

1.              What was announced today?

a.              AVH announced that it has entered into an agreement to be acquired by Culligan, a leading global water services company backed primarily by Advent International, a leading global private equity company.

b.              We believe this transaction provides our shareholders with compelling value for their investment.

c.               AVH will transition from being a publicly traded company to a privately-held.

2.              When do you expect the transaction to close?

a.              We expect the transaction to be completed early April 2020, subject to approval by AVH shareholders as well as certain other customary closing conditions.

b.              We ask that throughout this process you remain focused on your day-to-day responsibilities and continue to provide the quality customer service and performance AVH is known for.

3.              Who is Culligan? What is Culligan’s strategy?

a.              Founded by Emmett J. Culligan in 1936, Culligan has grown to become a leading, water services company offering expertise, products and services in residential, commercial and industrial water segments globally.

b.              Culligan has acquired several water industry companies in recent years and has a strategy of allowing their portfolio companies to operate independently, while sharing best practices and opportunities as applicable.  In 2016, Culligan was purchased and remains principally owned by Advent International, one of the largest and most experienced global private equity firms.

c.               The combined company will have more than $1.5 billion in revenue and market leading positions in consumer and commercial water services in 90 countries around the world.

d.              For more information on Culligan or Advent International, please visit the firms’ websites at www.culligan.com and www.adventinternational.com.

4.              Can you help me understand what going private means for me and the Company?

a.              Through this transaction, AVH will transition from being publicly-traded to a privately-owned company.

b.              Upon the closing of the transaction, which we expect will be completed early April 2020, shares of AVH will cease to trade on the New York Stock Exchange, and AVH shareholders will receive $27.10 per share.

c.               During the interim period, nothing at all will change and we will remain a public company until the transaction closes.  At that time, we expect to continue to run the business independently and will begin to work with Culligan to identify opportunities for the benefit of our customers and employees.

5.              Are there any planned organizational changes before or after the closing of this transaction?

a.              Before the closing of the transaction, we will continue to conduct business in the normal course consistent with past practice. In other words, it is business as usual. There will be no changes to any employee’s role before the transaction closes, other than in the normal course of business consistent with past practice.

Details for the post-closing changes will be communicated as they are known, but at this stage the detailed transition plan has not been finalized. However, Culligan has stated their intention is for our teams to stay in place and operate independently.  As always, our commitment to all of our employees is to communicate as promptly and directly as possible as details and decisions are finalized.

6.              How does this affect my equity awards, including RSUs and options?

a.              Upon the close of the transaction, AVH shareholders will receive $27.10 for each share of AVH they own.

b.              Additional details on the treatment of equity awards, including RSUs and options, will be communicated ahead of the closing date, but the transaction agreement provides for the acceleration of full vesting of all equity awards at the closing.

7.              What should I say if contacted by people outside of AVH?

a.              PLEASE DO NOT DISCUSS THE TRANSACTION WITH ANYONE OUTSIDE OF OUR ORGANIZATION

b.              Except for certain company executives, no one is authorized to speak publicly or communicate externally about the transaction or this communication on the company’s behalf as there are strict regulations and requirements around disclosing information.

c.               In the event that you receive external inquiries, your response should be:

i.      “Thank you for your inquiry. Unfortunately, I am not a spokesperson for the company regarding this matter. If you provide me with your contact information, I will have the appropriate person follow up with you.”

ii.   You can also direct external inquiries as follows:

1.              Investor Relations email address: investors@aquaventure.com

2.              Investor Relations hotline: 855-278-WAAS (9227)

8.              If I have further questions about the announcement, who should I ask?

a.              If you have additional questions or concerns, please contact your functional supervisor.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, AquaVenture Holdings Limited (AVH) will file a proxy statement with the SEC. Additionally, AVH will file other relevant materials in connection with the proposed acquisition of AVH by Culligan International. The materials to be filed by AVH with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AVH on AVH’s website at https://aquaventure.com or by contacting AVH investor relations at investors@aquaventure.com  or the investors hotline at 855-278-WAAS (9227). INVESTORS AND SECURITY HOLDERS OF AVH ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

AVH and its directors, executive officers and other persons, may be deemed to be participants in the solicitation of proxies of AVH shareholders in connection with the proposed transaction. Information concerning the interests of AVH’s participants in the solicitation, which may, in some cases, be different than those of AVH’s shareholders generally, is set forth in the materials filed by AVH with the SEC, including in AVH’s definitive proxy statement filed with the SEC on April 26, 2019, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.